Exhibit 1.3

CAPITAL ONE AUTO FINANCE, INC.

CAPITAL ONE AUTO RECEIVABLES, LLC

Capital One Auto Finance Trust 2006-A

AMENDMENT NO. 1 TO

UNDERWRITING AGREEMENT

May 1, 2006

Banc of America Securities LLC

Wachovia Capital Markets, LLC

  as Representatives of the several Underwriters (the “Representatives”)

c/o Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street, NC0610

Charlotte, NC 28288-0610

Ladies and Gentlemen:

Reference is hereby made to the Underwriting Agreement, dated as of April 21, 2006 (the “Underwriting Agreement”), by and between the Representatives, Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller”) and Capital One Auto Finance, Inc., a Texas corporation (“COAF”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

Reference is also hereby made to the free writing prospectus, dated May 1, 2006, and attached hereto as Exhibit A (the “Subject Free Writing Prospectus”).

The Seller and COAF confirm their agreement with the Representatives as follows:

1. Section 1 is hereby amended by adding the following sentence thereto: “As used in this Underwriting Agreement, the term “Designated Free Writing Prospectus” means the free writing prospectus, dated May 1, 2006, and attached hereto as Exhibit B.” The Underwriting Agreement is further amended by adding as Exhibit B thereto the Subject Free Writing Prospectus (as defined above).

2. The reference in Section 2(a)(iii)(y) of the Underwriting Agreement to “the Prospectus and the Designated Static Pool Information” is hereby amended to read “the Prospectus, the Subject Free Writing Prospectus and the Designated Static Pool Information”.

3. The reference in Section 2(a)(vi) of the Underwriting Agreement to “the Preliminary Prospectus and the Prospectus” is hereby amended to read “the Preliminary Prospectus, the Prospectus and the Subject Free Writing Prospectus”.

4. The reference in Section 5(d) of the Underwriting Agreement to “the Preliminary Prospectus, the Prospectus” is hereby amended to read “the Preliminary Prospectus, the Prospectus, the Subject Free Writing Prospectus”.

5. Section 6(u) of the Underwriting Agreement is hereby amended by adding the following sentence thereto: “The Subject Free Writing Prospectus shall have been filed with the Commission under Rule 433.”

6. The reference to “the Prospectus” in clause (iv) of Section 7(a) of the Underwriting Agreement is hereby amended to read “the Prospectus and the Subject Free Writing Prospectus”.

7. The reference in Section 8(a) of the Underwriting Agreement to “ the Prospectus” is hereby amended to read “the Prospectus, the Subject Free Writing Prospectus”.

8. The reference in Section 8(b) of the Underwriting Agreement to “the Prospectus” is hereby amended to read “ the Prospectus, the Subject Free Writing Prospectus”. The definition of “Underwriter Information” is hereby amended to include the following information from the Subject Free Writing Prospectus: “1-800-326-5897 (8:30am – 5:00 pm M-F Eastern Time)”.

9. The reference in Section 17(a) of the Underwriting Agreement to “the Preliminary Prospectus and the Prospectus” is hereby amended to read “the Preliminary Prospectus, the Prospectus and the Subject Free Writing Prospectus”.

This Amendment No. 1 to Underwriting Agreement will be governed by and construed in accordance with the law of the State of New York.

If you are in agreement with this Amendment No. 1 to Underwriting Agreement, please sign a counterpart hereof and return it to the Seller and COAF, whereupon this Amendment No. 1 to Underwriting Agreement and your acceptance shall become a binding agreement among the Seller, COAF and the Underwriters.

This Amendment No. 1 to Underwriting Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

[SIGNATURES FOLLOW]

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Very truly yours,

CAPITAL ONE AUTO
RECEIVABLES, LLC, as Seller

By	/s/ Al Ciafre
Name:	Al Ciafre
Title:	Assistant Vice President

CAPITAL ONE AUTO FINANCE, INC.

By	/s/ Tom Feil
Name:	Tom Feil
Title:	Assistant Vice President

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This Amendment No. 1 to Underwriting

Agreement is hereby confirmed and

accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By	/s/ Steven J. Ellis
Name:	Steven J. Ellis
Title:	Director

BANC OF AMERICA SECURITIES LLC

By	/s/ Michael T. Brown
Name:	Michael T. Brown
Title:	Principal

For themselves and as representatives of the other several Underwriters named in the Terms Agreement.

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EXHIBIT A

SUBJECT FREE WRITING PROSPECTUS

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Free Writing Prospectus Filed on May 1, 2006 Pursuant to Rule 433 Registration Statement No. 333-128722 Registration Statement No. 333-128722-02 Capital One Auto Finance Trust 2006-A (the “issuer”)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-326-5897 (8:30am-5pm M-F Eastern Time).

$2,750,000,000

Capital One Auto Finance Trust 2006-A

Issuing Entity

Capital One Auto Receivables, LLC

Depositor and Seller

Sponsor and Servicer

Notice to Investors Regarding Information

in

Prospectus Supplement, dated April 25, 2006

to

Prospectus, dated April 24, 2006

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This Notice should be read in conjunction with the Prospectus Supplement, dated April 25, 2006, and the Prospectus, dated April 24, 2006.

Please be aware that the Prospectus Supplement described above (the “Final Prospectus Supplement”) contains information that is different from the information that was conveyed to you in the Preliminary Prospectus Supplement, dated April 24, 2006 (as supplemented by the Supplement dated April 24, 2006, the “Preliminary Prospectus Supplement”). The following summary is intended to assist you in identifying certain statistical, financial and related information that has been changed. You should review the Final Prospectus in order to identify all of the differences between the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

The Receivables Pool

•	Certain information contained in the tables under “— Delinquencies, Repossessions and Net Losses” has been changed.

The Note Guaranty Insurance Policy and the Note Insurer

•	Certain information under “—The Note Insurer” has been updated to reflect updated financial information as contained in Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006.

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